UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2006

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-32330	11-3707493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue 16th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

As set forth in the Current Report on Form 8-K of NorthStar Realty Finance Corp. (the “Company”) filed March 28, 2006, Mark E. Chertok, the Company’s Chief Financial Officer will be leaving the Company to pursue other personal and professional interests and his employment with the Company will therefore terminate on April 7, 2006. In connection with Mr. Chertok’s departure, the Company and Mr. Chertok agreed on April 6, 2006 that Mr. Chertok will be available upon request and as needed following April 7, 2006 until the earlier of (i) the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the “Form 10-Q”) and (ii) May 12, 2006 (the “Release Date”) for a period not to exceed 100 hours to assist the Company with the filing of the Form 10-Q. Mr. Chertok has also agreed with the Company to be available as reasonably necessary upon request for a period not to exceed 80 hours during the period from the Release Date through September 29, 2006 (the “Availability End Date”) to assist the Company with transitional matters. The Company and Mr. Chertok also agreed that Mr. Chertok will (i) receive, pursuant to the terms of his Employment Agreement, a pro-rated bonus for 2006 of approximately $89,000, (ii) receive payment for one week of accrued but unused vacation time at his base salary, (iii) be entitled to vest on the Release Date in 28,122 previously granted LTIP Units, upon satisfaction of certain conditions, and (iv) be entitled to vest on the Availability End Date in an additional 6,114 previously granted LTIP Units, upon satisfaction of certain conditions. In addition, in lieu of receiving any LTIPs, common shares or payments under the Company’s 2004 Long-Term Incentive Bonus Plan, Mr. Chertok will be entitled to receive on the Availability End Date, subject to the satisfaction of certain conditions, LTIP Units or common shares having a value of $340,000 or alternatively, at the Company’s election, a cash payment of $340,000.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Company’s agreement with Mr. Chertok, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

d.	Exhibits

99.1	Agreement, dated as of April 6, 2006 between the Company and Mark E. Chertok.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY FINANCE CORP. (Registrant)

Date: April 6, 2006	By:	/s/ Albert Tylis
Name: Albert Tylis
Title: Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Agreement, dated as of April 6, 2006 between NorthStar Realty Finance Corp. and Mark E. Chertok.